UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 25, 2024

(Date of earliest event reported)

PEOPLES FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its Charter)

PA	001-36388	23-2391852
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

150 North Washington Avenue, Scranton, Pennsylvania 18503-1848

(Address of Principal Executive Offices) (Zip Code)

(570) 346-7741

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.00 par value	PFIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 25, 2024, Peoples Financial Services Corp., a Pennsylvania corporation (“Peoples”), and its banking subsidiary, Peoples Security Bank and Trust Company (“Peoples Bank”), entered into a Separation Agreement with Craig W. Best, Chief Executive Officer of Peoples and Peoples Bank (the “Separation Agreement”). The Separation contemplates that Mr. Best will resign from his positions as Chief Executive Officer and director of Peoples and Peoples Bank effective as of December 31, 2024. Upon his resignation, Mr. Best will cease to serve as principal executive officer of Peoples.

The Separation Agreement provides that Mr. Best will receive, in addition to his accrued compensation and other benefits through his termination date, severance in an aggregate amount of $1,190,073, payable in substantially equal monthly installments over a 24-month period, the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and any dependents for a period of up to 24 months following termination, and up to $30,000 in outplacement assistance. The Separation Agreement provides that payment of severance is contingent upon Mr. Best’s execution and delivery of a release agreement to Peoples and Peoples Bank.

The Separation Agreement also includes a provision whereby Mr. Best acknowledges and affirms his existing restrictive covenants concerning confidentiality and nondisclosure, non-competition and non-interference with employees, customers and other business relationships of Peoples and Peoples Bank, subject to an amendment pursuant to which Peoples Bank’s Lebanon, Pennsylvania branch will be disregarded for purposes of determining the restricted territory.

The foregoing summary and description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference.

Gerard A. Champi, President of Peoples and Peoples Bank, will succeed Mr. Best as Chief Executive Officer of Peoples and Peoples Bank, and principal executive officer of Peoples. At that time, Mr. Champi will cease to serve as President of Peoples and Peoples Bank, and Thomas P. Tulaney, Chief Operating Officer of the Company and the Bank, will succeed Mr. Champi as President of Peoples and Peoples Bank.

Mr. Champi is party to that certain Employment Agreement dated July 26, 2024 between Mr. Champi and Peoples and Peoples Bank, a summary of which can be found in Peoples’ Current Report on Form 8-K filed with the SEC on July 29, 2024, and which is incorporated herein by reference. Since July 1, 2024, Mr. Champi has served as President of Peoples and Peoples Bank. Additional information about Mr. Champi’s background, experience, and qualifications can be found in Part III, Item 10 of the Annual Report on Form 10-K filed by FNCB Bancorp, Inc. on March 8, 2024, and is incorporated herein by reference.

Mr. Tulaney is party that certain Employment Agreement dated May 30, 2012 between Mr. Tulaney and Peoples and Peoples Bank, a summary of which can be found under the heading “Thomas P. Tulaney Employment Agreement” in the Definitive Proxy Statement on Schedule 14A filed by Peoples on April 5, 2024, (the “Peoples Proxy”), and is incorporated herein by reference. Since July 1, 2024, Mr. Tulaney has served as Chief Operating Officer of Peoples and Peoples Bank. Additional information about Mr. Tulaney’s background, experience, and qualifications can also be found in Peoples Proxy, and is incorporated herein by reference.

There are no family relationships between either Mr. Champi and Mr. Tulaney and other person serving as a director or executive officer of Peoples. Neither Messrs. Champi nor Tulaney are party to any transactions that require disclosure under Item 404(a) of Regulation S-K.

On October 25, 2024, the board of directors of Peoples unanimously resolved to decrease the number of directors constituting the entire Peoples board from sixteen (16) to fifteen (15), and the board of directors of Peoples Bank unanimously resolved to decrease the number of directors constituting the entire Peoples Bank board from eighteen (18) to seventeen (17), in each case effective upon Mr. Best’s resignation from the boards.

Item 8.01	Other Events.

On October 25, 2024, Peoples issued a press release announcing updates to the company’s succession plans. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this form 8-K:

Exhibit No.	Description
10.1	Separation Agreement, dated as of October 25, 2024 by and between Craig W. Best, Peoples Security Bank and Trust Company, and Peoples Financial Services Corp.
10.2	Employment Agreement, dated as of July 26, 2024 by and among Peoples Security Bank and Trust Company, Peoples Financial Services Corp. and Gerard A. Champi (incorporated by reference to Exhibit 10.1 of Peoples’ Current Report on Form 8-K filed with the SEC on July 29, 2024).
10.3	Employment Agreement, dated May 30, 2012, among Penseco Financial Services Corporation, Penn Security Bank and Trust Company, and Thomas P. Tulaney (incorporated by reference to Exhibit 10.1 Exhibit 10.1 of Peoples’ quarterly report on Form 10-Q filed with the SEC on August 9, 2012).
99.1	Press release dated October 25, 2024 announcing update to succession plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.

	By:	/s/ John R. Anderson, III
John R. Anderson, III
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Dated: October 25, 2024